                                                                ALZA CORPORATION
                                                                   June 30, 1994


                                   EXHIBIT 11

             Statement Regarding Weighted Average Common and Common
           Equivalent Shares Used in Computation of Per Share Earnings
                                 (in thousands)


                                                 Primary
                                ------------------------------------------
                                   Quarter Ended        Six Months Ended
                                      June 30,              June 30,
                                  1994       1993        1994      1993
                                --------   --------    --------  --------
Common stock                      81,750     76,261      81,701    75,612
$15 warrants                           -      2,479           -     3,119
$25 warrants                           -        129           -       224
7.5% zero coupon
   convertible
   debentures                          -          -           -         -
Other, principally
  stock options                      563        614         608       769
                                --------   --------    --------  --------

Weighted average shares           82,313     79,483      82,309    79,724
                                --------   --------    --------  --------
                                --------   --------    --------  --------



                                             Fully Diluted
                                ------------------------------------------
                                   Quarter Ended        Six Months Ended
                                      June 30,              June 30,
                                  1994       1993        1994      1993
                                --------   --------    --------  --------
Common stock                      81,750     76,261      81,701    75,612
$15 warrants                           -      2,479           -     3,119
$25 warrants                           -        129           -       224
7.5% zero coupon
   convertible
   debentures                          -          -           -         -
Other, principally
  stock options                      564        614         608       769
                                --------   --------    --------  --------
Weighted average shares           82,314     79,483      82,309    79,724
                                --------   --------    --------  --------
                                --------   --------    --------  --------


     The 7.5% zero coupon convertible subordinated debentures (redeemed in November 1993) are not included in the calculation for the quarter and for the six months ended June 30, 1993, because they were not considered to be common stock equivalents and these debentures were antidilutive for purposes of the fully diluted computation. The $15 warrants, to the extent not exercised by December 14, 1993, expired on that date.

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     Fully diluted earnings per share are not presented on the face of the condensed consolidated statement of income (unaudited) since dilution is less than 3%.

                                      -24-